MANAGEMENT SERVICES AGREEMENT

FUQUAN INVESTMENT MANAGEMENT (USA) COMPANY

and

FUQUAN FINANCIAL COMPANY

05 June 2018

MANAGEMENT SERVICES AGREEMENT

I
PARTIES

THIS MANAGEMENT SERVICES AGREEMENT (the "Agreement") is entered into effective as of the 5th day of June, 2018 (the "Effective Date"), by and between FUQUAN INVESTMENT MANAGEMENT (USA) COMPANY, a Delaware corporation ("FIM USA"); **and**, FUQUAN FINANCIAL COMPANY, a Nevada corporation (the "Company"). FIM USA and the Company are sometimes referred to collectively herein as the "Parties", and each individually as a "Party".

II
RECITALS

A. FIM USA, by and through its officers, employees, agents, representatives, and affiliates, has expertise in the areas of corporate management, finance, product strategy, investment, acquisitions, and other matters relating to the business of the Company.

B. The Company desires to avail itself of the expertise of FIM USA in the aforesaid areas, in which they acknowledge the expertise of FIM USA.

C. **NOW, THEREFORE,** in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

III
ENGAGEMENT

3.1 **Appointment**. The Company hereby appoints FIM USA as its exclusive provider of the advisory and consulting services described in Section 3.1, below, for and throughout the Term of this Agreement. The Company shall not engage or in any way retain, hire, or seek the assistance of any other person to render any services similar to the Management Services.

3.2 **Management Services**. FIM USA hereby agrees that during the term of this Agreement it shall render to the Company, by and through FIM USA's officers, employees, agents, representatives, and affiliates as FIM USA, in its sole discretion, shall designate from time to time, advisory, consulting and other services related to the day-to-day operations of the Company; strategic planning; domestic and international marketing and financial oversight; public company governance and operations; and, including, without limitation, advisory and consulting services in relation to the selection, retention, and supervision of (i) independent auditors; (ii) outside legal counsel; (iii) investment bankers or other financial advisors or consultants; (iv) financial and accounting consultants; and, (v) all other advisors and consultants rendering professional or quasi-professional services. All such services, in addition to the obligations under Section 3.3, below, are collectively referred to herein as the "Management Services". It is expressly agreed that the Management Services shall not include investment banking services, as that term is defined in a business and securities context, and shall specifically include the services of the Designated Individual under Section 3.3, below, and the Cost Payment Services under Section 3.4, below.

1.1/sm/gb/FIMUSA/ManagementServicesAgreement/FQFC

3.3 **Non-Employee CEO Function**. As part of the Management Services, FIM USA shall designate an individual (the "Designated Individual"), subject to the reasonable approval of the Company, who will perform such duties and functions as are customarily assigned to the position of chief executive officer, as well as such other duties and responsibilities not inconsistent therewith as may be assigned to such Designated Individual from time-to-time by the Board of Directors of the Company (the "Board"). The Designated Individual will not be an employee of the Company, and will spend only that amount of time as is necessary in the discretion of the Designated Individual to fulfill its obligations hereunder. The actual times or days of service by the Designated Individual (and the location when rendering such services to the Company) will be flexible and at the Designated Individual's sole and absolute discretion.

3.4 **Cost Payment Services**. As part of the Management Services, FIM USA will pay, on behalf of the Company, those costs incurred by the Company as they become due and for which the Parties have agreed will be paid for hereunder.

3.5 **Performance**. FIM USA will determine the method, details, and means of performing the Management Services. Subject to the terms of this Agreement, FIM USA will, to the best of its ability, render the Management Services with the highest degree of professionalism, in a timely and professional manner, and at a location, place, and time which FIM USA deems appropriate. In providing the Management Services, FIM USA shall (i) comply with all applicable local, state, provincial, national and federal statutes, laws, and regulations; (ii) not make any misrepresentation or omit to state any material fact which results in a misrepresentation regarding the business of the Company; and, (iii) otherwise comply the terms and conditions of this Agreement.

3.6 **No Binding Authority**. The Designated Individual shall not have any authority to act for and bind the Company or to be an authorized signatory of the Company unless the Board otherwise expressly provides written authority to the contrary.

3.7 **Rights Afforded FIM USA**. In order to facilitate the rendering of the Management Services hereunder, the Company hereby agrees to afford FIM USA with the following rights, without limitation, during and throughout the Term:

(a) FIM USA shall be entitled to consult with and advise management of the Company on significant business issues.

(b) Upon request by FIM USA, management of the Company shall meet with authorized representatives of FIM USA, at a mutually agreeable time and place, for consultation and advice and to review progress of the Company.

(c) FIM USA shall be entitled to examine the books and records of the Company, inspect its facilities, and receive other information at reasonable times and intervals concerning the general status of the Company's financial condition and operations.

(d) The Company shall invite FIM USA's authorized representative to attend all meetings of the Board and in connection therewith shall provide to such representative copies of all notices, minutes, consents, and other materials that it provides to its directors. Such representative may participate in discussions of matters brought before the Board, but shall in all other respects be a nonvoting observer.

(e) To the greatest permitted under applicable law, the Company shall share all confidential information with FIM USA, though the Company shall not be required under this Agreement to provide access to attorney-client privileged communications or other information of an extremely sensitive nature the disclosure of which to FIM USA would be materially detrimental to the Company.

3.8 **Permissible Activities**. Nothing herein shall in any way preclude FIM USA or its officers, employees, agents, representatives, members, or affiliates from engaging in any business activities or from performing services for its or their own account or for the account of others, including for companies that may be in competition with the business conducted by the Company.

3.9 **Confidentiality**. Except as otherwise required by applicable law, FIM USA and any authorized representative acting on its behalf hereunder shall maintain the confidentiality of all proprietary information of the Company acquired pursuant to this Agreement and shall not disclose or use such information other than for a Company purpose or with the Company's consent.

IV
TERM

4.1 **Term**. The initial term of this Agreement will commence as of the Effective Date and will continue for a period of twelve (12) months. The Term shall thereafter automatically renew for successive twelve (12) month periods (each, a "Renewal Term") unless (a) terminated with or without cause by either Party at least 60-days prior to the end of the Term or any Renewal Term; (b) the Parties are unable to reasonably agree on an increase in compensation under Section 5.6, below, within 30-days of the start of any Renewal; (c) terminated under Article X, below; or, (d) terminated by either Party immediately upon written notice from one Party that the other Party has materially breached this Agreement. However, upon receipt of said written notice, the receiving Party shall have fifteen (15) days following receipt of such notice to cure such act or failure to act, and if receiving Party cures such act or failure to act within such period, such act or failure to act shall not be considered a material breach under this Agreement and this Agreement may not be terminated. Upon such termination, all earned and unpaid compensation for services rendered prior to the effective date of such termination and documented expenses owing to FIM USA prior to and including such date of termination shall be immediately due and payable. Any termination pursuant to clause (d) above shall not affect any Party's rights or remedies in connection with a breach of this Agreement by the other Party. "Term" refers to the initial term and all Renewal Terms.

4.2 **Return of Company Property**. Promptly upon termination of this Agreement, FIM USA shall return all property of the Company and materials from the Company which came into the possession of FIM USA during the term of this Agreement that relate to the Company, its business, or its properties.

4.3 **Survival**. The provisions of Sections 3.8 and 4.2, and Articles V, VI, VII, and VIII, inclusive, and otherwise as the context so requires, shall survive the termination of this Agreement.

V
COMPENSATION AND PAYMENTS

5.1 **Initial Engagement Fee**. Upon execution hereof, the Company shall pay to FIM USA an initial engagement fee in an amount agreed upon by the Parties. Said payment shall be non-refundable and in addition to all other amounts due and payable hereunder.

5.2 **Quarterly Fee**. As additional compensation for the Management Services, the Company shall pay to FIM USA a "Quarterly Fee" in an amount to be determined and agreed upon by the Parties, in advance of each calendar quarter. The agreed upon amount shall be memorialized in an invoice to be prepared by FIM USA and sent to the Company in advance of each respective calendar quarter. The first payment of the Quarterly Fee shall be due and payable on the Effective Date, prorated for that calendar quarter, with each successive Quarterly Fee due and payable on or before the first day of each successive calendar quarter.

5.3 **Cost Payments**. Included as part of each Quarterly Fee will be the amount of the anticipated costs to be paid for the next calendar quarter under Section 3.4, above. In the event in any calendar quarter the Quarterly Fee is insufficient to pay for all costs hereunder, then the next Quarterly Fee shall include an additional amount to pay for such costs.

5.4 **Payments**. All payments due under this Article V shall be made in the form of US Dollars and in immediately available funds via wire transfer in accordance with the instructions provided to the Company by FIM USA.

VI
STATUS OF THE PARTIES

It is the express intention of the Parties that FIM USA perform the Management Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute FIM USA, the Designated Individual, or any of FIM USA's officers, employees, agents, representatives, members, or affiliates as an employee of the Company. Each Party acknowledges and agrees that FIM USA is obligated to report as income all compensation received by FIM USA pursuant to this Agreement. FIM USA agrees to and acknowledges the obligation to pay all appropriate taxes on such income. Since FIM USA will not be an employee of the Company, but shall act as an independent contractor, the Company will not withhold from any amounts payable any federal, state, city or any other taxes. The Company and FIM USA agree that FIM USA will not receive any Company-sponsored benefits from the Company.

VII
INDEMNIFICATION

7.1 **General Indemnification Provision**. The Company will indemnify and hold harmless FIM USA and its officers, employees, agents, representatives, and affiliates (each, an "Indemnified Party") from and against any and all losses, claims, damages, and liabilities, (the "Liabilities"), to which such Indemnified Party may become subject under any applicable federal or state law, or any claim made by any third party, or otherwise, to the extent they relate to or arise out of the performance of the Management Services contemplated by this Agreement or the engagement of FIM USA pursuant to, and the performance by FIM USA of the Management Services contemplated by, this Agreement. The Company will pay on behalf of (rather than reimburse) any Indemnified Party all reasonable costs and expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party hereto, provided that, subject to the following sentence, the Company shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment. Any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense, and in

any action, claim or proceeding in which the Company on the one hand, and an Indemnified Party on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict exists between the Company on the one hand, and such Indemnified Party on the other hand, that would make such separate representation advisable.

7.2 **Settlement by the Company**. The Company agrees that it will not, without the prior written consent of the applicable Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the applicable Indemnified Party and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding.

7.3 **Settlement by Indemnified Party**. Provided that the Company is not in breach of its indemnification obligations hereunder, no Indemnified Party shall settle or compromise any claim subject to indemnification hereunder without the consent of the Company.

7.4 **Limitation on Indemnification**. The Company will not be liable under the foregoing indemnification provisions to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted solely from the gross negligence or willful misconduct of FIM USA or any Indemnified Party. If an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted solely from the gross negligence or willful misconduct of FIM USA.

7.5 **Liability Insurance Coverage**. The Company shall exercise its commercial best efforts to procure a policy of errors and omissions liability insurance naming FIM USA as an additional insured, which shall also extend coverage to each Indemnified Party, with such policy to be maintained for a period of five (5) years following the termination of this Agreement.

VIII
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to FIM USA that the representations and warranties contained in this Article VIII are true, correct, and complete as of the Effective Date, except as otherwise expressly provided for to contrary herein:

8.1 **Organization**. The Company is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not violation or default of any of the provisions of its Certificate or Articles of Incorporation, Bylaws, or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity, or enforceability of this Agreement; (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or

otherwise) of the Company, taken as a whole; or, (iii) a material adverse effect on the ability of the Company to perform in any material respect on a timely basis its obligations under this Agreement, and no proceeding has been instituted in any such jurisdiction revoking, limiting, or curtailing or seeking to revoke, limit, or curtail such power and authority or qualification.

8.2 **Execution and Performance of Agreement**. The Company has the requisite right, corporate power, authority, and capacity to enter into, execute, deliver, perform, and carry out the terms and conditions of this Agreement and all transactions contemplated hereunder. All requisite corporate proceedings have been taken and the Company has obtained all approvals, consents, and authorizations necessary to authorize the execution, delivery, and performance by the Company of this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid, binding, and enforceable obligation of the Company, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditor's rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law.

8.3 **Effect of Agreement**. As of the Effective Date, the consummation by the Company of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement, will not:

(a) Violate any judgment, statute, law, code, act, order, writ, rule, ordinance, regulation, governmental consent or governmental requirement, or determination or decree of any arbitrator, court, or other governmental agency or administrative body, which now or at any time hereafter may be applicable to and enforceable against the relevant party, work, or activity in question or any part thereof (collectively, "Requirement of Law") applicable to or binding upon the Company or any of its assets;

(b) Violate (i) the terms of the Certificate or Articles of Incorporation or Bylaws of the Company; or, (ii) any material agreement, contract, mortgage, indenture, bond, bill, note, or other material instrument or writing binding upon the Company or to which the Company is subject; or

(c) Result in the breach of, constitute a default under, constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any part of the assets of the Company or any other assets of the Company under any agreement, commitment, contract (written or oral) or other instrument to which the Company is a party, or by which any of its assets (or any part thereof) is bound or affected.

8.4 **Consents**. No consents, approvals or other authorizations or notices, other than those which have been obtained and are in full force and effect, are required by any state or federal regulatory authority or other person or entity in connection with the execution and delivery of this Agreement and the performance of any obligations contemplated thereby.

IX
REPRESENTATIONS AND WARRANTIES OF FIM USA

FIM USA represents and warrants to the Company that the representations and warranties contained in this Article IX are true, correct, and complete as of the Effective Date, except as otherwise expressly provided for to contrary herein:

9.1 **Organization**. FIM USA Company is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. FIM USA is not violation or default of any of the provisions of its Certificate of Incorporation, Bylaws, or other organizational or charter documents.

9.2 **Execution and Performance of Agreement**. FIMUSA has the requisite right, corporate power, authority, and capacity to enter into, execute, deliver, perform, and carry out the terms and conditions of this Agreement and all transactions contemplated hereunder. All requisite corporate proceedings have been taken and FIM USA has obtained all approvals, consents, and authorizations necessary to authorize the execution, delivery, and performance by FIM USA of this Agreement. This Agreement has been duly and validly executed and delivered by FIM USA and constitutes the valid, binding, and enforceable obligation of FIM USA, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditor's rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law.

9.3 **Effect of Agreement**. As of the Effective Date, the consummation by FIM USA of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement, will not:

(a) Violate any Requirement of Law applicable to or binding upon FIM USA;

(b) Violate (i) the terms of the Certificate of Incorporation or Bylaws of FIM USA; or, (ii) any material agreement, contract, mortgage, indenture, bond, bill, note, or other material instrument or writing binding upon FIM USA or to which FIM USA is subject; or

(c) Result in the breach of, constitute a default under, constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any part of the assets of FIM USA or any other assets of FIM USA under any agreement, commitment, contract (written or oral) or other instrument to which FIM USA is a party, or by which any of its assets (or any part thereof) is bound or affected.

9.4 **Consents**. No consents, approvals or other authorizations or notices, other than those which have been obtained and are in full force and effect, are required by any state or federal regulatory authority or other person or entity in connection with the execution and delivery of this Agreement and the performance of any obligations contemplated thereby.

X
REFORMATION OF AGREEMENT

In the event any state, federal, or local law or regulation, now existing or enacted in the future, is interpreted by judicial decision, a regulatory agency, or legal counsel to either Party in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, the Parties shall amend and reform this Agreement to the minimum extent necessary to preserve the underlying economic and financial arrangements between the Parties. If the Parties in good faith are unable to reach an agreement on an amendment or reformation, this Agreement shall terminate.

XI
ADDITIONAL PROVISIONS

11.1 **Executed Counterparts**. This Agreement may be executed in any number of counterparts, all of which when taken together shall be considered one and the same agreement, it being understood that all Parties need not sign the same counterpart. In the event that any signature is delivered by Fax or by E-Mail, such signature shall create a valid and binding obligation of that Party (or on whose behalf such signature is executed) with the same force and effect as an original thereof. Any photographic, photocopy, or similar reproduction copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as if it were an executed counterpart of this Agreement.

11.2 **Entire Agreement**. This Agreement, and all references, documents, or instruments referred to herein, contains the entire agreement and understanding of the Parties in respect to the subject matter contained herein. The Parties have expressly not relied upon any promises, representations, warranties, agreements, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes (i) any and all prior written or oral agreements, understandings, and negotiations between the Parties with respect to the subject matter contained herein; and, (ii) any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

11.3 **Severability**. Each and every provision of this Agreement is severable and independent of any other term or provision of this Agreement. If any term or provision hereof is held void or invalid for any reason by a court of competent jurisdiction, such invalidity shall not affect the remainder of this Agreement.

11.4 **Governing Law**. This Agreement shall be governed by the laws of the State of California, without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. If any court action is necessary to enforce the terms and conditions of this Agreement, the Parties hereby agree that the Superior Court of California, County of Orange, shall be the sole jurisdiction and venue for the bringing of such action.

11.5 **Enforcement**. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. The remedies of the Parties under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

11.6 **Waiver**. No failure by any Party to insist on the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy on a breach shall constitute a waiver of any such breach or of any other covenant, duty, agreement, or condition.

11.7 **Recovery of Fees by Prevailing Party**. In the event of any legal action (including arbitration) to enforce or interpret the provisions of this Agreement, the non-prevailing Party shall pay the reasonable attorneys' fees and other costs and expenses including expert witness fees of the prevailing Party in such amount as the court shall determine. In addition, such non-prevailing Party shall pay reasonable attorneys' fees incurred by the prevailing Party in enforcing, or on appeal from, a

judgment in favor of the prevailing Party. The preceding sentence is intended by the Parties to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

11.8 **Recitals**. The facts recited in Article II, above, are hereby conclusively presumed to be true as between and affecting the Parties.

11.9 **Amendment**. This Agreement may be amended or modified only by a writing signed by all Parties.

11.10 **Successors and Assigns**. Except as expressly provided in this Agreement, each and all of the covenants, terms, provisions, conditions, and agreements herein contained shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties.

11.11 **Assignability**. This Agreement is not assignable by either Party without the expressed written consent of all Parties.

11.12 **Time**. All Parties agree that time is of the essence as to this Agreement.

11.13 **Provision Not Construed Against Party Drafting Agreement**. This Agreement is the result of negotiations by and between the Parties, and each Party has had the opportunity to be represented by independent legal counsel of its choice. This Agreement is the product of the work and efforts of all Parties, and shall be deemed to have been drafted by all Parties. In the event of a dispute, no Party shall be entitled to claim that any provision should be construed against any other Party by reason of the fact that it was drafted by one particular Party.

11.14 **Agreement Provisions, Exhibits, and Schedules**. When a reference is made in this Agreement to an Article, Section, Subsection, Exhibit, or Schedule, such reference shall be to said item of this Agreement unless otherwise indicated. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof as if set out in full herein.

11.15 **Further Assurances**. Each Party agrees (i) to furnish upon request to each other Party such further information; (ii) to execute and deliver to each other Party such other documents; and, (iii) to do such other acts and things, all as another Party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions envisioned hereunder. However, this provision shall not require that any additional representations or warranties be made and no Party shall be required to incur any material expense or potential exposure to legal liability pursuant to this Section 11.15.

11.16 **Notices**.

11.16.1. **Method and Delivery**. All notices, requests and demands hereunder shall be in writing and delivered by hand, by Electronic Transmission, by mail, or by recognized commercial over-night delivery service (such as Federal Express or UPS), and shall be deemed given (a) if by hand delivery, upon such delivery; (b) if by Electronic Transmission, upon telephone confirmation of receipt of same; (c) if by mail, forty-eight (48) hours after deposit in the United States mail, first class, registered or certified mail, postage prepaid; or, (d) if by recognized commercial over-night delivery service, upon such delivery.

11.16.2. **Consent to Electronic Transmission**. Each Party hereby expressly consents to the use of Electronic Transmission for communications and notices under this Agreement. For purposes of

this Agreement, "Electronic Transmission" means a communication (i) delivered by Fax or E-Mail when directed to the Fax number or E-Mail address, respectively, for that recipient on record with the sending Party; and, (ii) that creates a record that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form.

11.16.3. **Address Changes**. Any Party may alter the Fax number, E-Mail address, physical address, or postage address to which communications or copies are to be sent by giving notice of such change of address to the other Parties in accordance with the provisions of this Section 11.16.

11.17 **Disputes**. The Parties agree to cooperate and meet in order to resolve any disputes or controversies arising under this Agreement. Should they be unable to do so, then either may elect arbitration under the rules of the American Arbitration Association, and both Parties are obligated to proceed thereunder. Arbitration shall proceed in Orange County, and the Parties agree to be bound by the arbitrator's award, which may be filed in the Superior Court of California, County of Orange. The Parties consent to the jurisdiction of California Courts for enforcement of this determination by arbitration. In any arbitration proceeding conducted pursuant to the provisions of this Section, both Parties shall have the right to conduct discovery, to call witnesses and to cross-examine the opposing Party's witnesses, either through legal counsel, expert witnesses or both, and the provisions of the California Code of Civil Procedure (Right to Discovery; Procedure and Enforcement) are hereby incorporated into this Agreement by this reference and made a part hereof. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER CLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

11.18 **Best Efforts**. Each Party shall cooperate in good faith with the other Parties generally, and in particular, the Parties shall use and exercise their best efforts, taking all reasonable, ordinary and necessary measures to ensure an orderly and smooth relationship under this Agreement, and further agree to work together and negotiate in good faith to resolve any differences or problems which may arise in the future. However, the obligations under this Section 11.18 shall not include any obligation to incur substantial expense or liability.

11.19 **Definitional Provisions**. For purposes of this Agreement, (i) those words, names, or terms which are specifically defined herein shall have the meaning specifically ascribed to them; (ii) wherever from the context it appears appropriate, each term stated either in the singular or plural shall include the singular and plural; (iii) wherever from the context it appears appropriate, the masculine, feminine, or neuter gender, shall each include the others; (iv) the words "hereof", "herein", "hereunder", and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement; (v) all references to "Dollars" or "$" shall be construed as being United States Dollars; (vi) the term "including" is not limiting and means "including without limitation"; and, (vii) all references to all statutes, statutory provisions, regulations, or similar administrative provisions shall be construed as a reference to such statute, statutory provision, regulation, or similar administrative provision as in force at the date of this Agreement and as may be subsequently amended.

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XII
EXECUTION

IN WITNESS WHEREOF, this MANAGEMENT SERVICES AGREEMENT has been duly executed by the Parties in Orange County, California, and shall be effective as of and on the Effective Date. Each of the undersigned Parties hereby represents and warrants that it (i) has the requisite power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder; and, (ii) it is duly authorized and empowered to execute and deliver this Agreement.

FIM USA:

FUQUAN INVESTMENT MANAGEMENT (USA) COMPANY, a Delaware corporation

BY: [signature]

NAME: ZENA. HONG

TITLE: CEO

DATED: 05 June 2018

COMPANY:

FUQUAN FINANCIAL COMPANY, a Nevada corporation

BY: [signature]

NAME: MEI HUA LI

TITLE: ______

DATED: 05 June 2018